UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2020

RENEWABLE ENERGY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

000-53900

(Commission File No.)

Nevada	74-3219044
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

10935 57th Avenue North

Plymouth, MN 55442

(Address of principal executive offices)

(952) 541-1155

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the Filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Renewable Acquisition Corp. (the “Company”) is filing this Current Report on Form 8-K as a condition to seeking relief provided by the Securities and Exchange Commission (SEC) Order under Section 36 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), granting exemptions from specified provisions of the Exchange Act, as set forth in SEC Release No. 34-88318 (the “Order”). By filing this Current Report on Form 8-K, the Company is relying on the Order to receive an additional 45 days to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “10-K”). The 10-K would have been due on March 30, 2020. With this extension the Company expects to file the 10-K on or before May 14, 2020.

The Company is dependent on its sole officer/director and primary shareholder to fund the reporting and other expenses of the Company. Circumstances created by the COVID-19 outbreak have adversely impacted this individual’s ability to advance funds to the company at this time, and the company does not have the resources to pay its auditors to undertake the audit procedures necessary to file the 10-K. The Company is pursuing alternative funding sources which, if obtained, will allow it to pay the expenses required to file its 10-K within the additional 45 days granted by the Order on or before May 14, 2020.

The Company supplements the following risk factor due to the uncertainty of the COVID-19 outbreak:

2

The COVID-19 outbreak may adversely impact our ability to implement our business plan

The Company is a "blank check" company as defined by the U.S. Securities and Exchange Commission (the "SEC"), and is also a "shell company," as defined under Rule 12b-2 adopted by the SEC pursuant to the Exchange Act. We have no specific business plan or purpose other than to merge with an unidentified company or companies, and we have no or nominal assets (other than cash) and no or nominal operations. There is no market for our shares, and management does not intend to undertake any effort to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The outbreak of the coronavirus (COVID-19) has resulted in travel restrictions, the shutdown of businesses, quarantines, market downturns, and changes in behavior related to pandemic fears. Reverse merger transactions involving shell companies often involve a contemporaneous funding event. The resulting impacts of the COVID-19 outbreak mentioned above may adversely impact our ability to find a willing merger partner in the near future, or, if we are able to attract a merger partner, we may not be able to find investors willing to fund the transaction. The extent to which the coronavirus impacts our results will depend on future developments, which are highly uncertain.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENWABLE ENERGY ACQUISITION CORP.

Dated March 27, 2020	By:	/s/ Craig Laughlin
Craig Laughlin, President